Exhibit 10.5
CHANGE IN TERMS AGREEMENT

Principal $700,000.00	Loan Date 06-09-2012	Maturity 06-09-2013	Loan No. 930610000	Call/Coll	Account	Officer RK	Initials /s/
References in the boxes above are for Lender’s Use only and do not limit the applicability of this document to any particular loan or item.
Any Item above containing “***” has been omitted due to text length limitations.

Borrower:	Amexdrug Corporation, Allied Med, Inc.; Dermagen, Inc.; Royal Health Care, Inc.; andBiorx	Lender:	National Bank of California
	Pharmaceuticals, Inc.		Corporate Banking Department
	7251 Condor Street		12121 Wilshire Boulevard
	Commerce, CA 90040		14th Floor
Brentwood, CA 90025

Principal Amount: $700,000.00	Date of Agreement: June 9, 2012

DESCRIPTION OF EXISTING INDEBTEDNESS:  The Promissory Note dated June 23, 2008 in the principal amount of $150,000.00 and Business Loan Agreement (Asset Based) dated June 9, 2011 and subsequent Change in Terms Agreements dated March 3, 2009, June 9, 2009, June 9, 2010, June 9, 2011 and December 12, 2011, with an outstanding principal balance of $309,806.94 as of July 30, 2012.

DESCRIPTION OF CHANGE IN TERMS:  The Maturity of the Note is hereby extended from June 9, 2012 to June 9, 2013.

The percentage points over the index are hereby decreased from 2.500% to 2.250%.

The interest rate floor in the Note is hereby decreased from 6.000% to 5.500%.

The paragraph entitled “Tangible Net Worth Requirements” in the Business Loan Agreement (Asset Based) is hereby amended as follows:

Tangible Net Worth Requirements.  Other Net Worth requirements are as follows:  Borrower shall remain profitable and increase Net Worth at each Fiscal Year End.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers or endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWERS READ AND UNDERSTAND ALL PROVISIONS OF THIS AGREEMENT.  BORROWERS AGREE TO THE TERMS OF THE AGREEMENT.

AMEXDRUG CORPORATION

By:__/s/ Jack N. Amin
      Jack N. Amin, President/ Secretary of Amexdrug Corporation

ALLIED MED INC.

By:__/s/ Jack N. Amin
      Jack N. Amin, President/ Secretary of Allied Med Inc.

DERMAGEN, INC.

By:__/s/ Jack N. Amin
      Jack N. Amin, President/ Secretary of Dermagen, Inc.

ROYAL HEALTH CARE, INC.

By:__/s/ Jack N. Amin
      Jack N. Amin, President/ Secretary of Royal Health Care, Inc.

BIORX PHARMACEUTICALS, INC.

By:__/s/ Jack N. Amin
      Jack N. Amin, President/ Secretary of  Biorx Pharmaceuticals, Inc.

See next page for additional signers

CHANGE IN TERMS AGREEMENT
Loan No. 930610000	(Continued)	Page 2

PRIOR TO SIGNING THIS AGREEMENT, GUARANTORS READ AND UNDERSTAND ALL PROVISIONS OF THIS AGREEMENT.  GUARANTORS AGREE TO THE TERMS OF THE AGREEMENT.

GUARANTORS:

x__/s/ Jack N. Amin
  Jack N. Amin

x__/s/ Nora Y Amin
  Nora Y Amin

LASER PRO LENDING VER. 5.58.20.001 Copr. Harland Financial Solutions, Inc. 1997, 2011.  All rights reserved.